Exhibit 4.2

AMENDED AND RESTATED COLLATERAL AGENCY AND SECURITY AGREEMENT

among

SFS LEASING, LTD.,

as Pledgor,

U.S. BANK NATIONAL ASSOCIATION,

as Administrative Agent,

THE SECURED PARTIES FROM TIME TO TIME PARTY HERETO,

and

SFS LIEN AGENT, LLC,

as Collateral Agent,

Dated as of March 22, 2023

i

TABLE OF CONTENTS

(continued)

ii

This AMENDED AND RESTATED COLLATERAL AGENCY AND SECURITY AGREEMENT, dated as of March 22, 2023 (this “Agreement”), is among SFS LEASING, LTD., a Delaware statutory trust, as Pledgor, U.S. BANK NATIONAL ASSOCIATION, a national banking association, as Administrative Agent and not in its individual capacity, THE SECURED PARTIES FROM TIME TO TIME PARTY HERETO, and SFS LIEN AGENT, LLC, a Delaware limited liability company, as Collateral Agent.

BACKGROUND

WHEREAS, the Pledgor was created pursuant to the Pledgor Trust Agreement to hold title to certain Leased Vehicles and Leases;

WHEREAS, in connection with the financing of the Leased Vehicles and Leases owned by Pledgor on behalf of the applicable beneficiary of the Pledgor, certain Financing Debtors may from time to time pledge interests in such Leased Vehicles and Leases in respect of the Exchange Notes to lenders and other finance providers; and

WHEREAS, the parties hereto desire to amend and restate the Collateral Agency and Security Agreement, dated as of September 21, 2022 (as amended, supplemented or otherwise modified prior to the date hereof, the “Prior Agreement”), among the parties hereto.

The parties agree as follows:

ARTICLE I

USAGE AND DEFINITIONS

Section 1.1. Usage and Definitions. Capitalized terms used but not defined in this Agreement or in any Exchange Note Supplement delivered under this Agreement are defined in Appendix A. Appendix A also contains usage rules that apply to this Agreement. Appendix A is incorporated by reference into this Agreement.

ARTICLE II

APPOINTMENT OF COLLATERAL AGENT;

GRANT OF SECURITY

Section 2.1. Appointment of Collateral Agent. The Secured Parties hereby direct the Pledgor to appoint SFS Lien Agent, LLC as Collateral Agent, and the Pledgor hereby appoints SFS Lien Agent, LLC as Collateral Agent under this Agreement for the benefit of each Secured Party. SFS Lien Agent, LLC accepts such appointment and agrees to perform the obligations of the Collateral Agent under this Agreement for the benefit of the Secured Parties.

Section 2.2. Grant of Security.

(a) Grant. On the date hereof, Pledgor hereby grants to SFS Lien Agent, LLC (not in its individual capacity but solely as Collateral Agent for the benefit of the Secured Parties), a security interest in all of the Pledgor’s right, title and interest in, to and under, whether now owned or existing or later acquired or arising, the Pledgor Collateral to secure the payment of the Secured Obligations. This Agreement shall constitute a “security agreement” under applicable law. The foregoing grant is made to secure (i) the payment of principal of and interest on and any other amounts owed in respect of, any Exchange Notes and (ii) compliance by Pledgor with the provisions of this Agreement, in each case, for the benefit of the Secured Parties.

(b) Acknowledgement of Grant. The Collateral Agent acknowledges the grant of a security interest and agrees to perform its obligations under this Agreement, the Exchange Note Supplements and any related Pledgor Guaranty so that the interests of the Secured Parties may be adequately and effectively protected.

Section 2.3. Release of Pledgor Collateral.

(a) Release of Leased Vehicles on Sale in Ordinary Course of Business. With respect to any Leased Vehicle sold or disposed in the ordinary course of the business of the Pledgor (or Stellantis Financial), the Collateral Agent will be deemed to have released, and does release, any Liens and its other rights, title and interests in, to and under a Leased Vehicle (and all proceeds of the Leased Vehicle and the rights of the Pledgor under a contract or agreement for the sale or other disposition of the Leased Vehicle (including for the realization of the proceeds of each insurance policy on or covering the Leased Vehicle)), effective immediately before the sale or other disposition of the Leased Vehicle (provided that the Servicer will deposit all proceeds of such Leased Vehicle in accordance with the Servicing Agreement and, if applicable, the related Portfolio Servicing Agreement Supplement thereto).

(b) Release in Other Circumstances. The Collateral Agent may, and when required by this Agreement will, release property from the Lien granted under Section 2.2, in each case, according to this Agreement. Except as otherwise set forth in this Section 2.3, the Collateral Agent will release property from the security interest granted pursuant to Section 2.2 only pursuant to and in accordance with this Agreement. The Collateral Agent may fully rely upon an Officer’s Certificate and an Opinion of Counsel in connection with any such release. Counsel rendering any such Opinion of Counsel may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Collateral Agent, in connection with any such action.

(c) Not Obligated to Verify. No party relying on a document executed by the Collateral Agent under this Section 2.3 is required to verify the Collateral Agent’s authority, inquire into the satisfaction of any conditions or require evidence of the distribution of any funds.

(d) Release on Satisfaction of Secured Obligations. When the Secured Obligations and any amounts due to the Administrative Agent under Section 6.6 have been paid in full, the Collateral Agent will release the Pledgor Collateral from the Lien granted under Section 2.2.

(e) UCC Termination Statements. On request of Pledgor, to the extent permitted hereunder and under the Financing Documents, the Collateral Agent will authorize the filing of UCC-3 financing statement terminations prepared by the Pledgor for filing under the UCC of each applicable jurisdiction for the release of the Lien granted under Section 2.2.

ARTICLE III

EXCHANGE NOTES

Section 3.1. Exchange Notes.

(a) Request for Issuance. The Pledgor, by notifying the Administrative Agent, may from time to time issue one or more notes in definitive form (each, an “Exchange Note”) pursuant to a Supplement to this Agreement (each, an “Exchange Note Supplement”). The Pledgor and applicable parties to such Exchange Note Supplement will agree to the terms of each Exchange Note, which terms will be stated in such Exchange Note Supplement. Each Exchange Note will, on its execution and delivery, be issued to, and be payable in favor of, the applicable Secured Party or such other Person as directed by the Pledgor to the Administrative Agent.

(b) Designation of Reference Pool. Certain Leases and Leased Vehicles may from time to time be allocated by the Pledgor to the “Reference Pool” for the related Exchange Note, and following that designation, these Leases and Leased Vehicles will be allocated to that Reference Pool and will not be part of the UTI Portfolio and many not be allocated to any other Reference Pool. Notwithstanding the foregoing, if any Leases and Leased Vehicles are reallocated from a Reference Pool in accordance with this Agreement, the Servicing Agreement, the related Portfolio Servicing Agreement Supplement or the related Exchange Note Supplement, then from the time of such reallocation they will no longer be part of such Reference Pool and instead will be part of the UTI Portfolio and will be available for further allocation to a Reference Pool in accordance with this Section 3.1(b).

(c) Limitation on Payments. Each Exchange Note will be payable solely from Collections on the Leases and Leased Vehicles in the Reference Pool in accordance with the priorities set forth herein and in the applicable Exchange Note Supplement. For purposes of determining the Collections that are applicable to any Reference Pool, the Leases and Leased Vehicles included in such Reference Pool will be deemed to have been included in such Reference Pool from and after the Cutoff Date specified in the related Exchange Note Supplement.

Section 3.2. Issuance of Exchange Notes.

(a) Form. Each Exchange Note will be in such form as may be stated in the related Exchange Note Supplement. Each Exchange Note may have marks of identification and legends or endorsements as determined by the Responsible Persons of the Pledgor executing the Exchange Notes. Each physical Exchange Note will be produced by a method determined by the Responsible Persons of the Pledgor preparing the Exchange Note. Any portion of the text of any Exchange Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Exchange Note.

(b) Incorporation by Reference. Each Exchange Note will be dated the date of its authentication. The terms of each Exchange Note are part of this Agreement and the related Exchange Note Supplement and are incorporated into this Agreement and the related Exchange Note Supplement by reference.

(c) Execution. A Responsible Person of Pledgor will execute each Exchange Note on behalf of the Pledgor. The signature of the Responsible Person on an Exchange Note may be manual or facsimile. An Exchange Note having the manual, facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign) of an individual who was a Responsible Person of Pledgor will bind the Pledgor, even if the individual has ceased to be a Responsible Person before the authentication and delivery of the Exchange Note or was not a Responsible Person on the issuance date of the Exchange Note. The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the UCC.

(d) Exchange Note Supplement; Principal Terms. On or before the delivery of an Exchange Note to the Administrative Agent for authentication, the Pledgor, the Financing Debtor, the Administrative Agent, the Collateral Agent and such other parties as may be set forth therein will execute and deliver an Exchange Note Supplement which will state the principal terms of the Exchange Note.

(e) Conditions to Delivery of Exchange Note. The Administrative Agent’s obligation to authenticate an Exchange Note and to acknowledge and deliver the related Exchange Note Supplement is subject to the satisfaction of the following conditions:

(i) the Pledgor has notified the Administrative Agent of the Exchange Note Issuance Date at least five Business Days before the Exchange Note Issuance Date;

(ii) the Exchange Note Supplement, including an initial Schedule of Reference Pool Assets listing the Leases and the Leased Vehicles in the related Reference Pool, executed by each party to the Exchange Note Supplement other than the Administrative Agent, has been delivered to the Administrative Agent; and

(iii) an Officer’s Certificate from the Pledgor stating that all conditions to the authentication and delivery of the Exchange Note have been satisfied, has been delivered to the Administrative Agent.

(f) Acknowledgement of Exchange Note Supplement; Authentication and Delivery of Exchange Note. Following the satisfaction of the conditions in Section 3.2(e), the Administrative Agent will (i) acknowledge the Exchange Note Supplement and (ii) authenticate and deliver the related Exchange Note in the form and with the terms stated in such Exchange Note Supplement.

(g) Certificate of Authentication. No Exchange Note will have the benefit of this Agreement or the related Exchange Note Supplement or be valid unless it has a certificate of authentication manually executed by a Responsible Person of the Administrative Agent. The

certificate of authentication on an Exchange Note will be conclusive evidence that the Exchange Note has been duly authenticated and delivered under this Agreement and the related Exchange Note Supplement. The presence of such a certificate of authentication upon an Exchange Note will be conclusive evidence, and the only evidence, that such Exchange Note has been duly authenticated and delivered under this Agreement. Each Exchange Note will state that (i) any claim that the applicable Exchange Noteholder may seek to enforce at any time against the Pledgor will be limited in recourse to the related Reference Pool, (ii) if, notwithstanding clause (i), the Exchange Noteholder of such Exchange Note is deemed to have any claim against the assets of the Pledgor other than the assets included in the related Reference Pool, such claim will be subordinate to the payment in full, including post-petition interest, of the claims of the Lender and the Exchange Noteholders of all other Exchange Notes and (iii) such recitation constitutes an enforceable subordination agreement for purposes of Section 510(a) of the Bankruptcy Code.

Section 3.3. [Reserved].

Section 3.4. Registration of Transfer.

(a) Transfer of Exchange Notes. An Exchange Noteholder may transfer an Exchange Note by surrendering the Exchange Note for registration of transfer at the office or agency of the Pledgor maintained under Section 3.4(e). If the requirements of Section 8-401(a) of the UCC are met, the Pledgor will execute and the Administrative Agent will authenticate and deliver to the related Exchange Noteholder, in the name of the transferee, a new Exchange Note in the same principal amount. An Exchange Noteholder may Transfer an Exchange Note only in whole and not in part.

(b) Valid Obligation. Each Exchange Note issued on the registration of transfer of an Exchange Note will be the valid obligation of the Pledgor, evidencing the same debt, and have the same benefits under this Agreement and the related Exchange Note Supplement as the Exchange Note surrendered for registration of transfer.

(c) Surrendered Exchange Notes. Every Exchange Note surrendered for registration of transfer will be (i) duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Administrative Agent duly executed by, the Exchange Noteholder or the Exchange Noteholder’s authorized attorney, (ii) accompanied by a transferee representation letter and any other documents or evidence that the Administrative Agent may require and (iii) accompanied by any other documents the Administrative Agent may require.

(d) No Service Charge. None of the Pledgor or the Administrative Agent will impose a service charge on an Exchange Noteholder for the registration of transfer of an Exchange Note. The Pledgor or the Administrative Agent may require the Exchange Noteholder to pay an amount to cover any taxes or other governmental charges that may be imposed for the registration of transfer of the Exchange Note.

(e) Registrar. The Pledgor shall cause to be kept a register (the “Exchange Note Register”) in which, subject to reasonable regulations as it may prescribe, the Pledgor shall provide for the registration of Exchange Notes and the registration of transfers of Exchange Notes. The Administrative Agent initially shall be the “Exchange Note Registrar” for the purpose of registering Exchange Notes and transfers of Exchange Notes as herein provided. Upon any resignation of any Exchange Note Registrar, the Pledgor shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Exchange Note Registrar.

(f) Exchange Noteholder Representations. By acceptance of an Exchange Note, the Exchange Noteholder agrees with, and represents and warrants to, the Pledgor and the Administrative Agent, that:

(i) It understands that the Exchange Note has not been registered under the Securities Act or any State securities or “blue sky” laws and will bear a corresponding legend.

(ii) It understands that any sale, transfer, assignment, participation, pledge or other disposition of the Exchange Note (each, a “Transfer”) is only permitted if made in compliance with the Securities Act and other applicable laws and only to a person who the holder reasonably believes is either (A) a “qualified institutional buyer” within the meaning of Rule 144A (a “QIB”) or (B) an institutional accredited investor as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

(iii) It either (A) (i) is a QIB, (ii) is aware that the sale to it is being made in reliance on Rule 144A and if it is acquiring the Exchange Note or an interest or participation in the Exchange Note for the account of another QIB, that other QIB is aware that the sale is being made in reliance on Rule 144A and (iii) is acquiring the Rule 144A Notes or an interest or participation in the Exchange Note for its own account or for the account of another QIB or (B) is an institutional accredited investor as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

(iv) It is purchasing the Exchange Note for its own account or for one or more investor accounts for which it is acting as fiduciary or agent, in each case, for investment, and not with a view to offer, transfer, assign, participate, pledge or dispose of the Exchange Note for a distribution that would violate the Securities Act.

(v) Either (A) it is not subject to Title I of ERISA, Section 4975 of the Code or any Similar Law or (B) its purchase, holding and disposition of the Exchange Note is not and will not result in a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code due to the applicability of a statutory or administrative exemption from the prohibited transaction rules (or, if it is subject to any Similar Law, the purchase, holding and disposition is not and will not result in a non-exempt violation of that Similar Law);

(vi) It understands that no subsequent Transfer of the Exchange Note will be made unless (A) the registration requirements of the Securities Act and applicable State securities laws have been complied with for the Exchange Note and the other requirements of this Section 3.4 are met, (B) the Transfer is to the Pledgor or its Affiliates or (C) the Transfer is exempt from the registration requirements under the Securities Act because either (i) the Transfer is in compliance with Rule 144A, to a transferee who the transferor reasonably believes is a QIB that is purchasing for its own account or for the account of a QIB and to whom notice is given that the Transfer is being made in reliance on Rule 144A or (ii) the Transfer is to an institutional accredited investor as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

(g) Rule 144A Information. The Pledgor will make available to the prospective transferor and transferee of an Exchange Note information requested to satisfy the requirements of paragraph (d)(4) of Rule 144A (the “Rule 144A Information”). The Rule 144A Information for an Exchange Note will include any of the following items requested by the prospective transferee:

(i) any reporting required to be provided for each Payment Date before the request;

(ii) copies of the Basic Documents, the related Exchange Note Supplement and the related Portfolio Servicing Agreement Supplement, including any amendments; and

(iii) any other information reasonably available to the Pledgor that may be considered Rule 144A Information.

Section 3.5. Mutilated, Destroyed, Lost or Stolen Exchange Notes.

(a) Replacement Notes. If a mutilated Exchange Note is surrendered to the Administrative Agent or the Administrative Agent receives evidence of the destruction, loss or theft of an Exchange Note the Pledgor will execute, and the Administrative Agent will authenticate and deliver a replacement Exchange Note of the same class and principal amount in exchange for or in place of the Exchange Note if the following conditions are met: (i) the Administrative Agent receives security or indemnity to hold the Pledgor and the Administrative Agent harmless, (ii) none of the Pledgor or the Administrative Agent have received notice that the Exchange Note has been acquired by a protected purchaser, as defined in Section 8-303 of the UCC and (iii) the requirements of Section 8-405 of the UCC are met. However, if a destroyed, lost or stolen Exchange Note (but not a mutilated Exchange Note) is due and payable within 15 days or has been called for redemption, instead of issuing a replacement Exchange Note, the Pledgor may pay the destroyed, lost or stolen Exchange Note when so due or payable or on the Exchange Note Redemption Date for the Exchange Note without surrender of the Exchange Note. If a protected purchaser of the original Exchange Note in place of which the replacement Exchange Note was issued (or the payment made) presents for payment the original Exchange Note, the Pledgor and the Administrative Agent may recover the replacement Exchange Note (or the payment) from the Person to whom it was delivered or a Person taking the replacement Exchange Note (or the payment) from the Person to whom the replacement Exchange Note (or the payment) was delivered or an assignee of that Person, except a protected purchaser, and may recover on the security or indemnity provided for the replacement Exchange Note (or the payment) for any fee, expense, loss, damage or liability incurred by the Pledgor or the Administrative Agent for the replacement Exchange Note (or the payment).

(b) Taxes, Charges and Expenses. On the issuance of a replacement Exchange Note under Section 3.5(a), (i) the Pledgor may require the Exchange Noteholder of the Exchange Note to pay an amount to cover any taxes or other governmental charges imposed and any other reasonable expenses incurred for the replacement Exchange Note and (ii) the Administrative Agent will, for a mutilated Exchange Note, cancel the Exchange Note. Thereafter, the destroyed, lost or stolen Exchange Note no longer has the benefits of this Agreement or the related Exchange Note Supplement.

(c) Additional Obligation. Each replacement Exchange Note issued under Section 3.5(a) will be an original additional contractual obligation of the Pledgor and have the benefits of this Agreement and the related Exchange Note Supplement equally and proportionately with other Exchange Notes issued under this Agreement and the related Exchange Note Supplement.

(d) Sole Remedy. This Section 3.5 states the sole remedy available to the Exchange Noteholders for the replacement or payment of mutilated, destroyed, lost or stolen Exchange Notes.

Section 3.6. Persons Deemed Owners. On any date, the Pledgor, the Administrative Agent and any agent of the Pledgor or the Administrative Agent may treat the Person in whose name an Exchange Note is registered as of that date as the owner of the Exchange Note for all purposes, including receiving payments of interest on and principal of the Exchange Note, without regard to any notice or other information to the contrary.

Section 3.7. Payments on Exchange Notes. (a) Each Exchange Note will accrue interest at the applicable Exchange Note Interest Rate, and such interest will be due and payable on each applicable Payment Date. Interest and principal on the Exchange Notes will be paid by wire transfer in immediately available funds, to the account of such Exchange Noteholder (as designated by such Exchange Noteholder in accordance with the related Exchange Note Supplement on or prior to the date such payment is to be made) except that the final installment of principal payable with respect to such Exchange Note on a Payment Date, an Exchange Note Redemption Date or the Final Scheduled Payment Date will be payable in accordance with Section 3.7(b). Amounts withheld under the Code or any state or local tax law by any Person from a payment to any Exchange Noteholder of interest and/or principal will be considered as having been paid by the Pledgor to such Exchange Noteholder for all purposes of this Agreement and the related Exchange Note Supplement.

(b) The principal of each Exchange Note will be payable in accordance with the related Exchange Note Supplement. Principal payments will be due on each Exchange Note on each Payment Date in the amount set forth in the applicable Exchange Note Supplement. The entire outstanding balance of each Exchange Note will become due and payable on the Exchange Note Redemption Date with respect to such Exchange Note. Notwithstanding the foregoing, the entire unpaid balance of any Exchange Note will be due and payable on the date on which an Exchange Note Event of Default with respect to such Exchange Note has occurred and is continuing, if the applicable Exchange Noteholder has declared such Exchange Note to be immediately due and payable in the manner provided in this Agreement. The final installment of principal of each Exchange Note will be payable only upon presentation and surrender of such Exchange Note to the Exchange Note Registrar.

(c) If funds are expected to be available for payment in full of the then remaining unpaid principal amount of an Exchange Note on a Payment Date, then the Administrative Agent will notify the applicable Exchange Noteholder of the date on which the Pledgor expects that the final installment of principal of and interest on such Exchange Note will be paid not later than five (5) days prior to such date. Such notice will specify that such final installment will be payable only upon presentation and surrender of such Exchange Note and will specify the place where such Exchange Note may be presented and surrendered for payment of such installment.

Section 3.8. Cancellation of Exchange Notes. Any Person that receives an Exchange Note surrendered for payment, registration of transfer or redemption will deliver the Exchange Note to the Administrative Agent, and the Administrative Agent will promptly cancel it. On request, the Pledgor will cancel the Exchange Note, and the Leases and related Leased Vehicles in the related Reference Pool will cease to be allocated to any Reference Pool.

Section 3.9. Acceptance of Agreement by Exchange Noteholders. Each Exchange Noteholder, by accepting the related Exchange Note, will be deemed to have agreed to the terms and conditions of this Agreement and the related Exchange Note Supplement with the same effect as if the Exchange Noteholder had been a party to this Agreement and the related Exchange Note Supplement.

Section 3.10. Direct Guaranty of Exchange Note Secured Parties. The Pledgor may from time to time guaranty the obligations of any Exchange Noteholder to the related Exchange Note Secured Parties incurred in connection with any Financing (any such guaranty, a “Pledgor Guaranty”). If such Pledgor Guaranty indicates that it is subject to security interest granted pursuant to this Agreement, the parties identified as the “Beneficiaries” (or words of similar effect) of any such Pledgor Guaranty shall be Secured Parties hereunder, and the “Guaranteed Obligations” (or words of similar effect) identified in such Payment Guaranty shall be “Secured Obligations” hereunder.

ARTICLE IV

PLEDGOR’S COVENANTS, REPRESENTATIONS AND WARRANTIES

Section 4.1. Payment of Secured Obligations. The Pledgor will duly and punctually pay (i) the Applicable Secured Parties any amounts owing with respect to the Applicable Secured Obligations and (ii) the principal of and interest on the Exchange Notes according to this Agreement and the Exchange Notes. Amounts withheld under the Code or State or local tax law by any Person from a payment to the Secured Party will be considered as having been paid by the Pledgor to the Secured Party.

Section 4.2. [Reserved].

Section 4.3. Existence; Licenses. Pledgor will maintain its existence as a statutory trust under the laws of the State of Delaware and will obtain and maintain its qualification in each jurisdiction in which the qualification is or will be necessary to protect the validity and enforceability of this Agreement, the Secured Obligations and the Pledgor Collateral. Pledgor will obtain and maintain all material licenses required by applicable law in each jurisdiction necessary for the conduct of its business or the ownership of the Leases or the ownership and leasing of the Leased Vehicles.

Section 4.4. Protection of Pledgor Collateral.

(a) Amendments and Financing Statements. The Pledgor intends the security interest granted pursuant to this Agreement in favor of the Collateral Agent on behalf of the Secured Parties to be prior to all other liens in respect of the Pledgor Collateral, and the Pledgor shall take all actions necessary to obtain and maintain, for the benefit of the Collateral Agent on behalf of the Secured Parties, a first lien on and a first priority, perfected security interest in the Pledgor Collateral. The Pledgor will from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

(A)	maintain or preserve the Lien and security interest (and the priority of the security interest) of this Agreement;

(B)	perfect, maintain perfection, publish notice of or protect the validity of the grant made or to be made by this Agreement;

(C)	enforce the Pledgor Collateral; or

(D)	preserve and defend title to the Pledgor Collateral and the rights of the Collateral Agent and the Secured Parties in the Pledgor Collateral.

(b) Authorization to File. The Pledgor authorizes the Collateral Agent and the Administrative Agent to file financing and continuation statements, and amendments to such statements, in the jurisdictions and with the filing offices as are necessary or advisable to perfect the Collateral Agent’s interest in the Pledgor Collateral. The financing and continuation statements shall describe the Pledgor Collateral in a manner necessary to perfect the Collateral Agent’s interest in the Pledgor Collateral. The Collateral Agent or the Administrative Agent will promptly deliver to the Pledgor file-stamped copies of, or filing receipts for, any financing statement, continuation statement and amendment to a previously filed financing statement that were filed by the Collateral Agent or the Administrative Agent, as the case may be.

(c) Collateral Agent and Administrative Agent Not Obligated. None of the Collateral Agent or the Administrative Agent is obligated to (i) make a determination of whether filing financing or continuation statements, and amendments to the statements, is required or (ii) file the financing or continuation statements, or amendments to the statements, and will not be liable for failure to do so.

Section 4.5. Performance of Obligations.

(a) Performance of Obligations. The Pledgor will perform all of its obligations under this Agreement and the other Basic Documents and documents included in the Pledgor Collateral.

(b) Subcontracting. The Pledgor may contract with other Persons to assist it in performing its obligations under this Agreement. Initially, the Pledgor has contracted with the Servicer to assist it in performing its obligations under this Agreement; provided that upon the occurrence of any Reference Pool Servicer Termination Event, the Applicable Secured Parties may direct the Pledgor to remove Stellantis Financial as its delegate with respect to the Applicable Reference Pool and substitute an alternative delegate designated by such Applicable Secured Parties.

Section 4.6. Negative Covenants. So long as any Secured Obligation is Outstanding, the Pledgor will not, except as permitted in the Basic Documents:

(a) Dispose of Pledgor Collateral. Except as expressly permitted by this Agreement or the other Basic Documents, sell, transfer exchange or dispose of any Pledgor Collateral.

(b) No Release of Material Obligations. Take action, and will use commercially reasonable efforts to prevent any action from being taken by others, that would release any Person from any material obligation under a document included in the Pledgor Collateral or that would impair the validity or enforceability of the Pledgor Collateral or a document included in the Pledgor Collateral;

(c) Set-off. Claim a credit on, or make a deduction from the payments of principal or interest on, the Secured Obligations (other than amounts withheld from those payments under applicable law) or assert a claim against any Secured Party by reason of the payment of the taxes levied or assessed on the Pledgor or the Pledgor Collateral;

(d) Dissolve or Liquidate. Dissolve or liquidate;

(e) Liens. Permit (i) the validity or effectiveness of this Agreement to be impaired, or permit the Lien granted under Section 2.2 to be amended, subordinated, terminated or discharged, or permit a Person to be released from any obligations under this Agreement except in each case as permitted by this Agreement or the other Basic Documents, (ii) a Lien, other than Permitted Liens, to be created on or extend to the Pledgor Collateral or (iii) the Lien granted under Section 2.2 not to be a valid first priority security interest in the Pledgor Collateral, other than Permitted Liens; or

Section 4.7. Merger and Consolidation; Transfer of Assets. Pledgor will not merge or consolidate with or into any other Person or, except as permitted by the Basic Documents, transfer all or substantially all of its assets, unless:

(a) Surviving Person. The Person (if other than the Pledgor) formed by or surviving the merger or consolidation, or that acquires those assets, (i) is organized and existing under the laws of the United States or any State and (ii) assumes, by an agreement to assume the Pledgor’s obligations under this Agreement (unless the assumption happens by operation of law), executed and delivered to the Administrative Agent, in form satisfactory to the Administrative Agent, the due and punctual payment of Secured Obligations and the performance of the other obligations under this Agreement and the other Basic Documents to be performed by the Pledgor;

(b) Subordination. For a transfer of the assets included in the any Reference Pool, the Person who acquires those assets agrees by means of the assumption agreement executed and delivered to the Administrative Agent that (i) all right, title and interest transferred will be subject and subordinate to the rights of the Applicable Secured Parties with respect to such Reference Pool, (ii) unless stated in the assumption agreement, that Person will indemnify the Pledgor for fees, expenses, losses, damages and liabilities (including fees and expenses of defending itself against any loss, damage or liability) related to this Agreement and the Applicable Secured Obligations with respect to such Reference Pool and (iii) that Person will make all necessary filings, including filings with the Securities and Exchange Commission required by the Exchange Act, relating thereto;

(c) No Defaults. Immediately after giving effect to the merger, consolidation or transfer, no Exchange Note Event of Default or comparable event will have occurred and be continuing;

(d) Actions. Any action necessary to maintain the Lien and security interest granted under this Agreement has been taken; and

(e) Conditions. The Pledgor shall have has delivered to the Administrative Agent an Officer’s Certificate and an Opinion of Counsel each stating that the merger, consolidation or transfer and the assumption agreement comply with this Section 4.7 and that the conditions in this Agreement relating to the merger, consolidation or transfer have been satisfied.

Section 4.8. Successor or Transferee. On a merger or consolidation of Pledgor or a transfer under Section 4.7, (a) the Person formed by or surviving the merger or consolidation (if other than the Pledgor) will succeed to, and be substituted for, and may exercise the rights and powers of, the Pledgor under this Agreement with the same effect as if that Person had been named as a Pledgor in this Agreement and (b) for a transfer of the assets of Pledgor under Section 4.7, the predecessor Pledgor will be released from its obligations under this Agreement to be performed by the successor Pledgor for the Secured Obligations immediately on receipt of notice by the Administrative Agent stating that the Pledgor is to be released.

Section 4.9. No Other Activities. Pledgor will not engage in activities other than financing, acquiring, owning and pledging the Pledgor Collateral and guaranteeing obligations payable from Pledgor Collateral as described in the Basic Documents and activities incidental to those activities.

Section 4.10. Notice of Defaults. The Pledgor will notify the Administrative Agent as soon as practicable and within five Business Days after a Responsible Person of the Pledgor has knowledge of an Exchange Note Event of Default.

Section 4.11. Review of Pledgor’s Records. Pledgor will maintain records and documents relating to its performance under this Agreement according to its customary business practices. On reasonable request not more than once during any year, Pledgor will give the Administrative Agent (or its representatives) access to the records and documents to conduct a review of the Pledgor’s performance under this Agreement. Any access or review will be conducted at the Pledgor’s offices during its normal business hours at a time reasonably convenient to the Pledgor and in a manner that will minimize disruption to its business operations. Any access or review will be subject to the Pledgor’s confidentiality and privacy policies.

Section 4.12. Pledgor’s Authorized and Responsible Persons. On or before the date of this Agreement, the Pledgor will notify the Secured Parties, the Collateral Agent and the Administrative Agent of each Person who (a) will be authorized to give instructions and directions to the Secured Parties, the Collateral Agent and the Administrative Agent on behalf of the Pledgor and (b) is a Responsible Person for the Pledgor. The Pledgor may change such Persons by notifying the Secured Parties, the Collateral Agent and the Administrative Agent.

Section 4.13. Pledgor’s Representations and Warranties. Pledgor represents and warrants to the Collateral Agent as of the date of this Agreement and each Exchange Note Issuance Date:

(a) Organization and Qualification. The Pledgor is duly formed and validly existing as a statutory trust in good standing under the laws of the State of Delaware.

(b) Power, Authority and Enforceability. The Pledgor has the power and authority to execute, deliver and perform its obligations under this Agreement. The Pledgor has authorized the execution, delivery and performance of this Agreement. This Agreement is the legal, valid and binding obligation of the Pledgor enforceable against the Pledgor, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors’ rights or by general equitable principles.

(c) No Conflicts and No Violation. The completion of the transactions contemplated by this Agreement and the performance of its obligations under such documents will not (i) conflict with, or be a breach or default under any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document under which the Pledgor is a debtor or guarantor, (ii) result in the creation or imposition of a Lien on the Pledgor’s properties or assets under the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document (other than this Agreement), (iii) violate its organizational documents or (iv) violate a law or, to the Pledgor’s knowledge, an order, rule or regulation of a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Pledgor or its properties that applies to the Pledgor, which, in each case, would reasonably be expected to have a material adverse effect on the Pledgor’s ability to perform its obligations under this Agreement.

(d) No Proceedings. To the Pledgor’s knowledge, there are no proceedings or investigations pending or threatened in writing before a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Pledgor or its properties (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the completion of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the Pledgor’s ability to perform its obligations under, or the validity or enforceability of, this Agreement, in each case, other than the proceedings that, to the Pledgor’s knowledge, would not reasonably be expected to have a material adverse effect on the Pledgor, the performance by the Pledgor of its obligations under, or the validity and enforceability of, this Agreement.

(e) No Investment Company. The Pledgor is not an “investment company” as defined in the Investment Company Act.

Section 4.14. Pledgor’s Representations and Warranties about Security Interest. Pledgor represents and warrants to the Collateral Agent as of the date of this Agreement and each Exchange Note Issuance Date, which representations and warranties will survive the termination of this Agreement and may not be waived by the Collateral Agent:

(a) Valid Security Interest. This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Pledgor Collateral in favor of the Collateral Agent which is prior to all other Liens, other than Permitted Liens, and is enforceable against creditors of and purchasers from the Pledgor.

(b) Perfection. The Pledgor has represented that it has started procedures that will result in the perfection of a first priority security interest against the Pledgor in the related Leased Vehicles.

(c) Type. The Pledgor Collateral (other than (i) the Leased Vehicles and (ii) Permitted Investments) is “tangible chattel paper,” “electronic chattel paper,” “instruments” or “general intangibles” within the meaning of the applicable UCC.

(d) Good Title. The Pledgor owns and has good title to the Pledgor Collateral free and clear of any Lien, other than Permitted Liens. The Pledgor has received all consents and approvals required by the terms of the Pledgor Collateral to grant to the Collateral Agent all of its right, title and interest in the Pledgor Collateral, except if a requirement for consent or approval is made ineffective under the applicable UCC.

(e) Filing Financing Statements. The Pledgor has caused, or will cause within ten days after the date hereof, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law to perfect the security interest granted in the Pledgor Collateral to the Collateral Agent under this Agreement. All financing statements filed or to be filed against the Pledgor in favor of the Collateral Agent under this Agreement describing the Pledgor Collateral will contain a statement to the following effect: “A purchase of or grant of a security interest in collateral described in this financing statement will violate the rights of the Secured Parties.”

(f) No Other Sale, Grant or Financing Statements. Other than the security interest granted to the Collateral Agent under this Agreement, the Pledgor has not sold or granted a security interest in any of the Pledgor Collateral. The Pledgor has not authorized the filing of and are not aware of any financing statements against the Pledgor that include a description of collateral covering any of the Pledgor Collateral, other than financing statements relating to the security interest granted to the Collateral Agent under this Agreement. The Pledgor is not aware of any judgment or tax Lien filings against them.

(g) Possession of Leases. For a Lease that is “tangible chattel paper,” the Pledgor has in its possession, directly or through its agents, the original copy of the Lease that is or evidences part of the Pledgor Collateral, and the Lease does not have any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Collateral Agent. For a Lease that is “electronic chattel paper,” the Pledgor has not communicated an “authoritative copy” (within the meaning of the applicable UCC) of the Lease that is or evidences part of the Pledgor Collateral to any Person other than the Collateral Agent.

ARTICLE V

EVENTS OF DEFAULT; REMEDIES

Section 5.1. Exchange Note Events of Default. The Exchange Note Supplement for each Exchange Note shall set out the “events of default” for such Exchange Note (each, an “Exchange Note Event of Default”).

Section 5.2. Acceleration of Exchange Note; Rescission.

(a) Acceleration. If an Exchange Note Event of Default occurs and is continuing with respect to an Exchange Note, the Applicable Secured Parties may declare the amounts owing under such Exchange Note to be accelerated by notifying the Pledgor, the Collateral Agent and the Administrative Agent. On acceleration, the related unpaid Exchange Note Balance, together with accrued and unpaid interest, will become be immediately due and payable. If an Exchange Note Event of Default results from an Insolvency Event with respect to the Pledgor, all unpaid principal of and accrued and unpaid interest on each Exchange Note will automatically become due and payable without a declaration or other act of any Exchange Noteholder.

(b) Rescission. The Applicable Secured Parties, by notifying the Pledgor, the Collateral Agent and the Administrative Agent, may rescind a declaration of acceleration to the extent permissible under the related Exchange Note Supplement.

Section 5.3. Exchange Note Remedies.

(a) Proceedings. If the maturity of an Exchange Note has been accelerated under Section 5.2(a) and the declaration of acceleration has not been rescinded according to Section 5.2(b), the Applicable Secured Parties may take (or, if so directed in writing by the Applicable Secured Parties, the Collateral Agent will take) one or more of the actions below:

(i) start a Proceeding for the collection of all amounts then payable to the Exchange Noteholder or under this Agreement or the related Exchange Note Supplement and pursue its other rights, remedies, powers or privileges under this Agreement and such Exchange Note Supplement;

(ii) start a Proceeding for the complete or partial foreclosure of the Pledgor Collateral included in the Applicable Reference Pool;

(iii) sell or liquidate all or any part of the Pledgor Collateral in the Applicable Reference Pool or rights or interest in the Pledgor Collateral in the Reference Pool at one or more public or private sales called and conducted in any manner permitted by law;

(iv) exercise any remedies of a secured party under the UCC with respect to the Applicable Reference Pool; and

(v) take any other action to protect and enforce the rights and remedies of the Exchange Noteholder.

(b) Priority of Payments Following Liquidation. Any money or property collected by the Collateral Agent following the sale or other liquidation of the Pledgor Collateral in the Applicable Reference Pool under Section 5.3(a)(iii) will be distributed according to the related Exchange Note Supplement.

Section 5.4. Rights and Remedies Cumulative. No right or remedy of the Applicable Secured Parties under this Agreement is intended to be exclusive of any other right or remedy, and every right and remedy, if permitted by law, will be cumulative and in addition to every other right and remedy given under this Agreement. The exercise of a right or remedy will not prevent the exercise of another right or remedy at the same time. An Applicable Secured Party’s right to seek and recover judgment on the Obligations, the related Exchange Note or under this Agreement will not be affected by the seeking, obtaining or use of other relief under this Agreement. Neither the Lien granted under this Agreement nor the rights or remedies of an Applicable Secured Party will be impaired by the recovery of a judgment by it or the Collateral Agent against the Pledgor or by the execution of a judgment on the Pledgor Collateral.

Section 5.5. Delay or Omission Not a Waiver. No delay or omission of an Applicable Secured Party to exercise a right or remedy after an Exchange Note Event of Default will impair the right or remedy, or be a waiver of the Exchange Note Event of Default. Every right and remedy given by this Article V or by law to the Collateral Agent, an Applicable Secured Party may be exercised as often as deemed advisable by the Collateral Agent, the Applicable Secured Party.

Section 5.6. Waiver of Defaults.

(a) Waiver by Applicable Secured Party. An Applicable Secured Party may waive an event of default, by notifying the Pledgor, the Collateral Agent and the Administrative Agent.

(b) Waiver by Applicable Secured Parties. The Applicable Secured Parties may waive an Exchange Note Event of Default, by notifying the Pledgor, the Collateral Agent and the Administrative Agent.

(c) Effect of Waiver. On any waiver, the applicable default or Exchange Note Event of Default will be considered not to have occurred for all purposes of this Agreement. No waiver will extend to any other default or Exchange Note Event of Default or impair any right relating to any other default or Exchange Note Event of Default.

ARTICLE VI

COLLATERAL AGENT; ADMINISTRATIVE AGENT

Section 6.1. Obligations of Collateral Agent.

(a) Obligations of Collateral Agent. The Collateral Agent will:

(i) hold a security interest in the Pledgor Collateral for the benefit of the Secured Parties;

(ii) cause the Certificate of Title for each Leased Vehicle to reflect “SFS Lien Agent, LLC” as the recorded lienholder or recorded holder of a security interest in the Leased Vehicle;

(iii) for each Leased Vehicle that is permitted or required by the Basic Documents to be sold or disposed of by the Pledgor or reallocated to an interest in the Pledgor not covered by this Agreement, take action necessary to cause (A) the security interest granted under Section 2.2 in the Leased Vehicle to be released and (B) the evidence of the Collateral Agent as lienholder on the related Certificate of Title to be removed, in each case, in accordance with the terms of this Agreement and the Financing Documents;

(iv) take the actions required to be taken by the Collateral Agent under Article V following an Exchange Note Event of Default or similar event under any Applicable Secured Obligations; and

(v) take the other actions required to be taken by the Collateral Agent under this Agreement.

(b) Administrative Agent to Perform; Delegation.

(i) The Collateral Agent initially appoints U.S. Bank National Association as Administrative Agent for the benefit of the Collateral Agent and the Secured Parties, and the Administrative Agent agrees to perform the obligations of the Collateral Agent under this Agreement and the other Basic Documents. The Collateral Agent will not be responsible for, nor have liability for, any actions taken or not taken by the Administrative Agent on behalf of the Collateral Agent.

(ii) It is intended that, under the Collateral Agent Sub-Administration Agreement, the Administrative Agent will delegate to the Collateral Agent Sub-Administrator certain of the Collateral Agent’s obligations that the Administrative Agent is required to perform under this Section 6.1(b), and each party to this Agreement and each other Secured Party consents to the delegation; provided that upon the occurrence of (i) any material breach of the Collateral Agent Sub-Administration Agreement by the Collateral Agent Sub-Administrator or (ii) any Reference Pool Servicer Termination

Event or any additional reasons that may be set forth in an Exchange Note Supplement, the Applicable Secured Parties may direct the Administrative Agent to remove Stellantis Financial as Collateral Agent Sub-Administrator with respect to the Applicable Reference Pool and terminate its rights and obligations under the Collateral Agent Sub-Administration Agreement with respect to such Applicable Reference Pool in accordance with Article III thereof.

(c) Administrative Agent to Maintain Collateral Agent. The Administrative Agent will (i) maintain the existence of the Collateral Agent in its jurisdiction of organization, (ii) notify the Secured Parties of any material breach by the Collateral Agent Sub-Administrator of any of its duties under the Collateral Agent Sub-Administration Agreement of which a Responsible Person of the Administrative Agent becomes aware and (iii) comply with, and take all actions necessary or advisable to avoid a violation of, the SFS Lien Agent LLC Agreement. The initial Administrative Agent shall not dispose of its 100% limited liability company interest in the Collateral Agent for so long as it is the Administrative Agent with respect to any Reference Pool.

(d) Power of Attorney. The Collateral Agent appoints the Administrative Agent as the Collateral Agent’s attorney-in-fact, with full power of substitution to exercise all rights of the Collateral Agent under this Agreement and the other Basic Documents. This power of attorney, and all authority given, under this Section 6.1(d) is revocable and is given solely to facilitate the performance of the Administrative Agent’s obligations under this Agreement and may only be used by the Administrative Agent consistent with this Agreement. On request of the Administrative Agent, the Collateral Agent will furnish the Administrative Agent with written powers of attorney and other documents to enable the Administrative Agent to perform its obligations under this Agreement.

(e) Protections. The rights, protections and immunities of Administrative Agent set forth herein shall also apply to the Collateral Agent under the Basic Documents and the Financing Documents.

(f) Name. So long as any Secured Obligation is outstanding, the Collateral Agent shall not change its name without the consent of the Applicable Secured Parties and Pledgor.

Section 6.2. Administrative Agent’s Obligations.

(a) Reserved.

(b) Obligations; Reliance.

(i) The Administrative Agent agrees to perform the obligations and only the obligations stated in this Agreement, and no implied covenants or obligations are to be read into this Agreement; and

(ii) in the absence of willful misconduct, bad faith or negligence on its part, the Administrative Agent may conclusively rely, for the truth of the statements and the correctness of the opinions furnished to it, on certificates, electronic communications or opinions furnished to it and, if required by this Agreement, conforming to the requirements of this Agreement. The Administrative Agent will examine the certificates and opinions to determine whether or not they conform on their face to the requirements, if any, of this Agreement.

(c) Administrative Agent Liable. The Administrative Agent will not be relieved from liability for its own willful misconduct, bad faith or negligence, except that:

(i) this Section 6.2(c) does not limit Section 6.2(b);

(ii) the Administrative Agent will not be liable for an error of judgment made in good faith unless it is proved that the Administrative Agent was negligent in determining the relevant facts; and

(iii) the Administrative Agent will not be liable for any action taken or not taken in good faith according to this Agreement or a direction received by it from a Secured Party for the exercise of remedies under Article V.

(d) Not Liable for Interest. The Administrative Agent will not be liable for interest on any amounts received by it, except as the Administrative Agent may agree with the Pledgor.

(e) Not Required to Segregate. The Administrative Agent need not segregate any funds held by it in trust under this Agreement from other funds unless required by law, this Agreement or an Exchange Note Supplement.

(f) Section Governs. The terms of this Agreement relating to the conduct of the Administrative Agent, the liability of the Administrative Agent or giving protection to the Administrative Agent are subject to this Section 6.2.

(g) No Deemed Knowledge. The Administrative Agent will not be deemed to have knowledge of an Exchange Note Event of Default or similar event with respect to other Secured Obligations unless (i) a Responsible Person of the Administrative Agent has knowledge of the Exchange Note Event of Default or similar event with respect to other Secured Obligations or (ii) it has received notice of the Exchange Note Event of Default or similar event with respect to other Secured Obligations. The availability or delivery (including pursuant to this Agreement) of reports or other documents (including news or other publicly available reports or documents) to the Administrative Agent shall not constitute actual or constructive knowledge or notice of information contained in or determinable from those reports or documents, except to the extent that (i) such documents are furnished to the Administrative Agent at the address set forth in Section 8.3 and (ii) such document is (A) the Collateral Agent Sub-Administrator’s annual certificate of compliance furnished pursuant to the Collateral Agent Sub-Administration Agreement, (B) any notice furnished pursuant to Section 2.3 of the Collateral Agent Sub-Administration Agreement, (C) any notice of noncompliance with the Basic Documents by the Pledgor, Collateral Agent Sub-Administrator or Servicer, (D) notice of an Exchange Note Event of Default, (E) notices of Insolvency Events, (F) notice of any other Reference Pool Servicer Termination Events, (G) any report by Board of Managers of Collateral Agent to the Administrative Agent, (H) all materials described in Section 6.2(b), (I) all materials described in

Section 7.1, (J) all other notices, directions, requests, consents and waivers expressly contemplated under the Basic Documents, (K) all directions or other notices that explicitly state that such notices or directions relate to the Administrative Agent’s duties with respect to this Agreement or the Basic Documents.

(h) Except as otherwise expressly provided herein or therein, the Administrative Agent shall not be liable or responsible for any action or inaction of the Pledgor or the Servicer, the Collateral Agent Sub-Administrator, or any other party (or agent thereof) to this Agreement or any other Basic Document or Financing Document, or the monitoring, supervision or investigation of such Persons, and may assume compliance by such Persons with their obligations under this Agreement or any other Basic Document or Financing Document, unless a Responsible Person of the Administrative Agent has actual knowledge or received written notice to the contrary.

Section 6.3. Administrative Agent’s Rights.

(a) Reliance on Documents. The Administrative Agent may rely on any document believed by it to be genuine and which appears on its face to be properly executed and signed or presented by the proper Person. The Administrative Agent is not required to investigate any facts or matters or to verify any calculations or amounts stated in any document. The Administrative Agent will not be liable for any action taken or not taken in good faith in reliance on a document believed by it to be genuine.

(b) Reliance on Opinions. Before the Administrative Agent acts or does not act, it may require and rely on an Officer’s Certificate or an Opinion of Counsel. The Administrative Agent will not be liable for action taken or not taken in good faith in reliance on an Officer’s Certificate or Opinion of Counsel.

(c) Use of Agents. The Administrative Agent may exercise the trusts or powers under this Agreement or perform obligations under this Agreement either directly or by or through agents or attorneys or a custodian or nominee, and the Administrative Agent will not be responsible for misconduct or negligence on the part of, or for the supervision of, any agent, counsel, custodian or nominee appointed with due care by it under this Agreement.

(d) Good Faith. The Administrative Agent will not be liable for any action taken or not taken in good faith which it believes to be authorized or within its rights or powers so long as the action taken or not taken does not amount to negligence. The enumeration of any discretion, permissive right, privilege or power herein or in any other Basic Document available to the Administrative Agent shall not be construed to be the imposition of a duty, unless and except to the extent expressly set forth herein.

(e) Advice from Counsel. The Administrative Agent may consult with counsel, accountants or other experts, and the advice or opinion of counsel, accountants or other experts on any matters relating to this Agreement will be full and complete authorization and protection from liability for any action taken or not taken by it under this Agreement in good faith and according to the advice or opinion of that counsel, accountant or expert. The Administrative Agent shall not be required to take any action hereunder or pursuant to any written instruction, direction or request delivered in accordance with the provisions hereof if the Administrative Agent shall have been advised by counsel or it shall otherwise have reasonably determined that such action is likely to result in liability on the part of the Administrative Agent (unless the Administrative Agent has been sufficiently indemnified in its reasonable judgment), is contrary to the terms of this Agreement or of any other Basic Document or is otherwise contrary to law.

(f) Not Required to Pay or Risk Funds. The Administrative Agent is not obligated to (i) exercise the rights or powers under this Agreement or to pay or risk funds or incur any financial liability in the performance of its obligations under this Agreement if it has reasonable grounds to believe that payment of such funds or adequate indemnity satisfactory to it against that risk or liability is not reasonably assured or given to it or (ii) honor the request, demand or direction of Applicable Secured Parties under this Agreement, unless the Applicable Secured Parties have offered to the Administrative Agent reasonable security or indemnity satisfactory to it for the reasonable expenses that might be incurred by the Administrative Agent in complying with the request or direction.

(g) Force Majeure. The Administrative Agent will not be responsible or liable for a failure or delay in the performance of its obligations under this Agreement from or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, acts of war, terrorism, civil or military disturbances, nuclear catastrophes, pandemics, epidemics, fires, floods, earthquakes, storms, hurricanes or other natural catastrophes and interruptions, loss or failures of mechanical, electronic or communication systems. The Administrative Agent will use reasonable efforts consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances. The Administrative Agent shall not be liable for failure to perform its duties hereunder if such failure is a direct or proximate result of another party’s failure to perform its own obligations hereunder.

(h) Consequential Damages. The Administrative Agent will not be responsible or liable for special, punitive, indirect or consequential losses or damages (including lost profit), even if the Administrative Agent has been advised of the likelihood of the loss or damage and regardless of the form of action.

Section 6.4. Administrative Agent’s Individual Rights. The Administrative Agent, in its individual or another capacity, may deal with the Pledgor or their Affiliates with the same rights it would have if it were not the Administrative Agent.

Section 6.5. Administrative Agent’s Disclaimer. The Administrative Agent will not be liable for (a) the validity or adequacy of this Agreement, any Exchange Note Supplement, any Exchange Notes or other Secured Obligations, or (b) any statement of the Pledgor in this Agreement.

Section 6.6. Compensation and Indemnity.

(a) Collateral Agent’s Fees. Unless provided for in the applicable Exchange Note Supplement by the Applicable Secured Parties, the Pledgor (on behalf of the Applicable Secured Parties) will pay the Collateral Agent as compensation for performing its obligations under this Agreement a fee equal to $25,000 per year (or such other amount as may be agreed to in writing by the Collateral Agent and Pledgor). The Pledgor will reimburse the Collateral Agent for its reasonable expenses in performing its obligations under this Agreement, including costs of collection and the reasonable fees and expenses of the Collateral Agent’s agents, counsel and accountants, but excluding expenses resulting from the Collateral Agent’s willful misconduct, negligence or bad faith.

(b) Administrative Agent’s Fees. Unless provided for in the applicable Exchange Note Supplement by the Applicable Secured Parties, the Pledgor (on behalf of the Applicable Secured Parties) will pay the Administrative Agent as compensation for performing its obligations under this Agreement a fee equal to $25,000 per year (or such other amount as may be agreed to in writing by the Collateral Agent and Pledgor). The Pledgor will reimburse the Administrative Agent for its reasonable expenses in performing its obligations under this Agreement with respect to the related Secured Obligations, including costs of collection and the reasonable fees and expenses of the Administrative Agent’s agents, counsel and accountants, but excluding expenses resulting from the Administrative Agent’s willful misconduct, negligence or bad faith.

(c) Indemnification. The Pledgor, and, to the extent set forth in the Applicable Supplement, each Applicable Secured Party, will indemnify the Collateral Agent, the Administrative Agent and their respective officers, managers, directors, employees, counsel and agents (each, an “Indemnified Person”), for all fees, expenses, losses, damages and liabilities relating to the applicable Secured Obligations resulting from the administration of and performance of their obligations under this Agreement (including the fees and expenses of defending themselves against any loss, damage or liability and any fees and expenses incurred in connection with any proceedings brought by the Indemnified Person to enforce such indemnification obligations), but excluding any fee, expense, loss, damage or liability resulting from their willful misconduct, bad faith or negligence or breach of its representations or warranties in this Agreement.

(d) Proceedings. If an Indemnified Person receives notice of the start of a Proceeding against it, the Indemnified Person will, if a claim under the Proceeding will be made under this Section 6.6, promptly notify the Pledgor of the Proceeding. The Pledgor may participate in and assume the defense and settlement of the Proceeding at their expense. If the Pledgor or an Applicable Secured Party notifies the Indemnified Person of their intention to assume the defense of the Proceeding with counsel reasonably satisfactory to the Indemnified Person, and so long as the Pledgor or an Applicable Secured Party assumes the defense of the Proceeding in a manner reasonably satisfactory to the Indemnified Person, the Pledgor and the Applicable Secured Parties will not be liable for legal expenses of counsel to the Indemnified Person unless there is a conflict between the interests of the Pledgor or the Applicable Secured Parties and the Indemnified Person, respectively. If there is a conflict, the Pledgor or an Applicable Secured Party will pay for the separate counsel to the Indemnified Person. No settlement of the Proceeding may be made without the approval of the Pledgor and the Indemnified Person, which approvals will not be unreasonably withheld.

(e) Survival of Obligations. The Pledgor’s and an Applicable Secured Party’s obligations to the Collateral Agent and the Administrative Agent under this Section 6.6 will survive the resignation or removal of the Collateral Agent or the Administrative Agent and the

termination of this Agreement. Expenses incurred after the occurrence of an Exchange Note Event of Default arising from an Insolvency Event with respect to the Pledgor are intended to be expenses of administration under the Bankruptcy Code or other applicable federal or State bankruptcy, insolvency or similar law.

(f) Repayment. If Pledgor or an Applicable Secured Party makes a payment to an Indemnified Person under this Section 6.6 and the Indemnified Person later collects from others any amounts for which the payment was made, the Indemnified Person will promptly repay those amounts to the Pledgor or an Applicable Secured Party, as applicable.

(g) Available Funds. Payments required to be made by the Pledgor or an Applicable Secured Party under this Section 6.6 will be made solely from funds used to make payments under this Agreement and the applicable Exchange Note Supplement.

Section 6.7. Resignation or Removal of Administrative Agent.

(a) Resignation. The Administrative Agent may resign by giving the Secured Parties at least 30 days prior written notice.

(b) Optional Removal by Secured Parties. The Applicable Secured Party with respect to a Reference Pool may, with or without cause, remove the Administrative Agent and terminate its rights and obligations under this Agreement with respect to a Reference Pool by giving the Administrative Agent and the Pledgor at least 30 days prior written notice.

(c) Appointment of Successor. If the Administrative Agent resigns or is removed or if a vacancy exists in the office of the Administrative Agent with respect to any or all Reference Pools, the Applicable Secured Parties will appoint a successor Administrative Agent promptly with respect to such Reference Pool. If a successor Administrative Agent does not take office within 60 days after the Administrative Agent resigns or is removed, the Administrative Agent or any Applicable Secured Party may petition a court of competent jurisdiction to appoint a successor Administrative Agent, with respect to such Reference Pool.

(d) Acceptance of Appointment. No resignation or removal of the Administrative Agent will become effective until the acceptance of appointment by the successor Administrative Agent with respect to the Applicable Reference Pool under this Section 6.7. Any successor Administrative Agent will deliver a written acceptance of its appointment to the Administrative Agent, the Collateral Agent, the Pledgor and the Applicable Secured Parties. The Pledgor (on behalf of the Secured Parties) or the Applicable Secured Parties will continue to pay amounts owed to the predecessor Administrative Agent for the period it was Administrative Agent according to Section 6.6. The successor Administrative Agent will notify the Applicable Secured Parties of its succession.

(e) Transition of Administrative Agent Obligations. On the resignation of the Administrative Agent, or on its removal with respect to one or more Reference Pools, becoming effective under Section 6.7(d), all rights, powers and obligations of the Administrative Agent under this Agreement with respect to such Reference Pool (or Pools) will become the rights, powers and obligations of the successor Administrative Agent with respect thereto. The predecessor Administrative Agent will promptly transfer all pledged property or related assets, if any, of such Reference Pool or Pools held by it as Administrative Agent to the successor Administrative Agent. The Applicable Secured Parties with respect to such Reference Pool will reimburse the Administrative Agent and any successor Administrative Agent for expenses related to the replacement of the Administrative Agent in accordance with the terms of the applicable Exchange Note Supplement.

(f) Pledgor may not Remove Administrative Agent. So long as any Secured Obligations are outstanding, none of the Pledgor nor any Affiliate thereof may remove the Administrative Agent or terminate its rights and obligations under this Agreement.

Section 6.8. Merger or Consolidation; Transfer of Assets. If the Administrative Agent merges or consolidates with, or transfers substantially all of its corporate trust business or assets to, any Person, the resulting, surviving or transferee Person will be the successor Administrative Agent so long as that Person is qualified and eligible under Section 6.9. The Administrative Agent will promptly notify the Pledgor, the Collateral Agent and the Secured Parties of the succession.

Section 6.9. Eligibility. The Administrative Agent or its parent must have a combined capital and surplus of at least $50,000,000 as stated in its most recent annual published report of condition, must have a long-term unsecured debt rating of investment grade by each of S&P and Moody’s and must not be Stellantis Financial or an Affiliate of Stellantis Financial.

Section 6.10. Review of Records. Each of the Collateral Agent and the Administrative Agent agree that, with reasonable advance notice, it will permit authorized representatives of the Pledgor, the Applicable Secured Parties or the Collateral Agent Sub-Administrator, during the Collateral Agent’s or the Administrative Agent’s normal business hours, to have access to and review the books of account, records, reports and other documents and materials of the Collateral Agent or the Administrative Agent relating directly and solely to (a) the performance of the obligations of the Collateral Agent or the Administrative Agent under this Agreement, (b) the payments of fees and expenses of the Collateral Agent or the Administrative Agent for its performance and (c) any claim made by the Collateral Agent or the Administrative Agent under this Agreement. In addition, the Collateral Agent or the Administrative Agent will permit those representatives to make copies and extracts of the books and records and to discuss the same with the Collateral Agent’s or the Administrative Agent’s officers and employees. Any access and review will be subject to the Collateral Agent’s and the Administrative Agent’s confidentiality and privacy policies. The Collateral Agent and the Administrative Agent will maintain all books, records, reports and other documents and materials for a period of two years after the termination of its obligations under this Agreement.

Section 6.11. Collateral Agent’s Representations and Warranties. The Collateral Agent represents and warrants to the Pledgor and the Applicable Secured Parties as of the date of this Agreement:

(a) Organization and Qualification. The Collateral Agent is duly organized and validly existing as a limited liability company in good standing under the laws of Delaware. The Collateral Agent is qualified as a foreign limited liability company in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires the qualification, license or approval, unless the failure to obtain the qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the Collateral Agent’s ability to perform its obligations under the Basic Documents to which it is a party.

(b) Power, Authority and Enforceability. The Collateral Agent has the power and authority to execute, deliver and perform its obligations under the Basic Documents to which it is a party. The Collateral Agent has authorized the execution, delivery and performance of the Basic Documents to which it is a party. Each of the Basic Documents to which it is a party is the legal, valid and binding obligation of the Collateral Agent enforceable against the Collateral Agent, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors’ rights or by general equitable principles.

(c) No Conflicts and No Violation. The completion of the transactions under the Basic Documents to which it is a party, and the performance of its obligations under such documents, will not (i) conflict with, or be a breach or default under, any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document under which the Collateral Agent is a debtor or guarantor, (ii) result in the creation or imposition of a Lien on the Collateral Agent’s properties or assets under the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document, (iii) violate the Collateral Agent’s organizational documents or by-laws or (iv) violate a law or, to the Collateral Agent’s knowledge, an order, rule or regulation of a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Collateral Agent or its properties that applies to the Collateral Agent, which, in each case, would reasonably be expected to have a material adverse effect on the Collateral Agent’s ability to perform its obligations under the Basic Documents to which it is a party.

(d) No Proceedings. To the Collateral Agent’s knowledge, there are no proceedings or investigations pending or threatened in writing before a court or other governmental authority having jurisdiction over the Collateral Agent or its properties: (i) asserting the invalidity of the Basic Documents to which it is a party, (ii) seeking to prevent the completion of any of the transactions contemplated by the Basic Documents to which it is a party or (iii) seeking a determination or ruling that would reasonably be expected to have a material adverse effect on the Collateral Agent’s ability to perform its obligations under, or the validity or enforceability of, the Basic Documents to which it is a party.

(e) Certain Governance Matters. Each Manager of the Collateral Agent is an employee of the Administrative Agent (or an Affiliate thereof). No member of the board of managers or officer of the Collateral Agent is (or, at any time during the five years preceding their appointment, was) a director, officer, employee trustee or partner, of Stellantis Financial (or any Affiliate thereof).

Section 6.12. Administrative Agent’s Representations and Warranties. The Administrative Agent represents and warrants to the Pledgor and the Secured Parties as of the date of this Agreement:

(a) Organization and Qualification. The Administrative Agent is duly organized and validly existing as a national banking association under the laws of the United States. The Administrative Agent is qualified as a banking institution and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires the qualification, license or approval, unless the failure to obtain the qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the Administrative Agent’s ability to perform its obligations under the Basic Documents to which it is a party.

(b) Power, Authority and Enforceability. The Administrative Agent has the power and authority to execute, deliver and perform its obligations under the Basic Documents to which it is a party. The Administrative Agent has authorized the execution, delivery and performance of the Basic Documents to which it is a party. Each of the Basic Documents to which it is a party is the legal, valid and binding obligation of the Administrative Agent enforceable against the Administrative Agent, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors’ rights or by general equitable principles.

(c) No Conflicts and No Violation. The completion of the transactions under the Basic Documents to which it is a party, and the performance of its obligations under such documents, will not (i) conflict with, or be a breach or default under, any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document under which the Administrative Agent is a debtor or guarantor, (ii) result in the creation or imposition of a Lien on the Administrative Agent’s properties or assets under the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document, (iii) violate the Administrative Agent’s organizational documents or by-laws or (iv) violate a law or, to the Administrative Agent’s knowledge, an order, rule or regulation of a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Administrative Agent or its properties that applies to the Administrative Agent, which, in each case, would reasonably be expected to have a material adverse effect on the Administrative Agent’s ability to perform its obligations under the Basic Documents to which it is a party.

(d) No Proceedings. To the Administrative Agent’s knowledge, there are no proceedings or investigations pending or threatened in writing before a court or other governmental authority having jurisdiction over the Administrative Agent or its properties: (i) asserting the invalidity of the Basic Documents to which it is a party, (ii) seeking to prevent the completion of any of the transactions contemplated by the Basic Documents to which it is a party or (iii) seeking a determination or ruling that would reasonably be expected to have a material adverse effect on the Administrative Agent’s ability to perform its obligations under, or the validity or enforceability of, the Basic Documents to which it is a party.

(e) Not an Affiliate of Pledgor. The Administrative Agent is not an Affiliate of the Pledgor or any of its Affiliates.

ARTICLE VII

OTHER AGREEMENTS

Section 7.1. Compliance Certificates and Opinions. On direction of or request by the Pledgor or any Secured Party to the Collateral Agent or the Administrative Agent to take action under this Agreement or any other Basic Document, the Pledgor will furnish to the Collateral Agent and/or the Administrative Agent (a) an Officer’s Certificate stating that all conditions in this Agreement or such other Basic Document for the proposed action have been satisfied and (b) an Opinion of Counsel stating that in the opinion of that counsel those conditions have been satisfied.

Section 7.2. No Petition. Each party and each Secured Party, agrees that, before the date that is one year and one day (or, if longer, any applicable preference period) after the payment in full of all Secured Obligations, including all Exchange Notes, it will not start or pursue against, or join any other Person in starting or pursuing against, Pledgor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or State bankruptcy or similar law. This Section 7.2 will survive the termination of this Agreement.

Section 7.3. Pledgor’s Obligation Only. The Pledgor’s obligations under this Agreement, the Exchange Note Supplements and the Exchange Notes are solely the Pledgor’s obligations and do not represent an obligation, or interest in any assets, of the Collateral Agent, the Administrative Agent or any other Person, or of any member, manager, officer, director, employee or agent of the Pledgor in their individual capacities.

Section 7.4. Limited Recourse; Subordination of Claims.

(a) Limited Recourse of Secured Parties. The Collateral Agent, the Administrative Agent and each Secured Party, by entering into this Agreement (including any Exchange Note Supplement), and each Exchange Noteholder, by accepting an Exchange Note, acknowledge and agree that:

(i) a claim against the Pledgor for Secured Obligations under this Agreement by (A) any Applicable Secured Party will be limited in recourse to the Pledgor’s assets allocated to the Applicable Reference Pool and (B) except for funds allocated to the Exchange Noteholder under each related Exchange Note Supplement, an Exchange Noteholder will be limited in recourse to the Pledgor’s assets allocated to the Applicable Reference Pool; and

(ii) none of the Collateral Agent, any Secured Party or an Exchange Noteholder (or the Administrative Agent on behalf of any of them) has any right, title or interest in or to any assets of the Pledgor other than as described in clause (i), including (A) for the Applicable Secured Party, assets allocated to any Other Reference Pool and (B) for an Exchange Noteholder, assets allocated to any Other Reference Pool (“Other Pledgor Assets”).

(b) Application of Collections on each Reference Pool. On each Payment Date (except with respect to any Reference Pool with respect to which an Exchange Note Default has occurred prior to such Payment Date and the related Exchange Note has been accelerated), Collections with respect to each Reference Pool will be applied in accordance with the terms of the applicable Exchange Note Supplement.

(c) Subordination Agreement. If the Collateral Agent, any Secured Party or an Exchange Noteholder (or the Administrative Agent on behalf of any of them) either (i) asserts an interest in, claim to or benefit from, Other Pledgor Assets or (ii) is deemed to have an interest in, claim to or benefit from Other Pledgor Assets, whether by operation of law, legal process, under insolvency laws or otherwise (including under Section 1111(b) of the Bankruptcy Code), then the Collateral Agent, the Administrative Agent, each Secured Party and each Exchange Noteholder further acknowledges and agrees that the interest, claim or benefit in, to or from the Other Pledgor Assets is subordinated to the indefeasible payment in full of the other obligations and liabilities of the Pledgor (“Other Pledgor Liabilities”), which, under the relevant documents relating to the securitization, conveyance or other financing or disposition of those Other Pledgor Assets, are entitled to be paid from, entitled to the benefits of or secured by those Other Pledgor Assets (whether or not the entitlement or security interest is legally perfected or entitled to a priority of distribution under applicable law, including insolvency laws, and whether or not asserted against the Pledgor), in each case, including the payment of post-petition interest on those other obligations and liabilities. This Section 7.4(b) is a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code. The Collateral Agent, the Administrative Agent, each Secured Party and each Exchange Noteholder further acknowledge and agree that no adequate remedy at law exists for a breach of this Section 7.4 and this Section 7.4 may be enforced by an action for specific performance.

(d) Election under Bankruptcy Code. The Collateral Agent, the Administrative Agent each Secured Party, by entering into this Agreement, each Exchange Noteholder, by accepting an Exchange Note, irrevocably makes the election provided to secured creditors by Section 1111(b)(1)(A)(i) of the Bankruptcy Code to receive the treatment provided by Section 1111(b)(2) of the Bankruptcy Code for a secured claim that Person may have against Other Pledgor Assets, including (i) for any Secured Party, assets allocated to any Other Reference Pool and (ii) for an Exchange Noteholder, assets allocated to any Other Reference Pool.

(e) Application of Liquidation Proceeds. In the event that any liquidation proceeds with respect to any Pledgor Collateral cannot be identified, after reasonable efforts by the Servicer or other Person required to make such identification, as relating to a specific Reference Pool, then any such amounts will be deemed to constitute Collections with respect to each Reference Pool, to be allocated to such pools pro rata based on the Exchange Note Balances of the Exchange Notes.

(f) Third Party Benefit. This Section 7.4 is for the third party benefit of the holders, pledgees or other Secured Parties of Other Pledgor Liabilities and will survive the termination of this Agreement.

Section 7.5. Obligations of Collateral Agent and Administrative Agent. No recourse may be taken, directly or indirectly, for the obligations of the Collateral Agent and the

Administrative Agent under this Agreement or a certificate or other writing delivered for this Agreement, against (a) the Collateral Agent or the Administrative Agent, each in its individual capacity, (b) each partner, owner, Secured Party, agent, officer, director, manager, employee or agent of the Collateral Agent or the Administrative Agent, each in its individual capacity or (c) each holder of a beneficial interest in the Collateral Agent or the Administrative Agent, each in its individual capacity. The Collateral Agent and the Administrative Agent have none of these obligations in their individual capacities.

ARTICLE VIII

MISCELLANEOUS

Section 8.1. Amendments.

(a) General Amendments. Without the consent of the Secured Parties or the Exchange Noteholders, the parties may amend this Agreement or any Exchange Note Supplement:

(i) to correct or expand the description of property subject to the Lien of this Agreement, or better to assure, convey and confirm to the Collateral Agent property subject or required to be subjected to the Lien of this Agreement, or to subject additional property to the Lien of this Agreement;

(ii) to evidence the succession of any other Person to a Pledgor, and the assumption by the successor of the obligations of the Pledgor in this Agreement, the Exchange Note Supplements and in the Exchange Notes;

(iii) to add to the covenants of the Pledgor, for the benefit of the Secured Parties and the Exchange Noteholders, or to surrender a right or power given to the Pledgor in this Agreement and the Exchange Note Supplements; provided, that the Pledgor deliver an Officer’s Certificate to the Administrative Agent to the effect that such amendment will not materially adversely affect the interests of any Exchange Noteholder;

(iv) to transfer, assign, mortgage or pledge property to or with the Collateral Agent;

(v) to clarify an ambiguity, correct an error or correct or supplement any term in this Agreement or an Exchange Note Supplement inconsistent with another term in this Agreement or such Exchange Note Supplement or to add provisions which are not inconsistent with the provisions of this Agreement or an Exchange Note Supplement if the action does not have a material adverse effect on the interests of the Applicable Secured Parties;

(vi) to evidence the acceptance of the appointment under this Agreement of a successor Collateral Agent or Administrative Agent; or

(vii) so long as no Secured Obligations (and no funding commitments with respect to any Financing) are then outstanding, for any other purpose.

(b) Amendments without Material Adverse Effect. Without the consent of the Secured Parties or the Exchange Noteholders, the parties may amend this Agreement or an Exchange Note Supplement to add terms to, to change or eliminate the terms of, or to modify the rights of the Exchange Noteholders or Secured Parties under, this Agreement or such Exchange Note Supplement, if the Pledgor delivers to the Collateral Agent and the Administrative Agent an Officer’s Certificate stating that the amendment will not have a material adverse effect on the Applicable Secured Parties or the Exchange Notes.

(c) Amendments with Consent of Secured Parties. With the consent of all Secured Parties (for amendments to this Agreement) or the related Exchange Note Secured Parties (for amendments to an Exchange Note Supplement), in each case solely to the extent materially and adversely affected thereby, the parties may amend this Agreement or an Exchange Note Supplement to add terms to, to change or eliminate terms of, or to modify the rights of the Secured Parties under, this Agreement or the related Exchange Note Supplement. The consent of a Secured Party that is not materially and adversely affected by such amendment shall not be required hereunder.

(d) Secured Party and Exchange Noteholder Consent. For any amendment to this Agreement or any Exchange Note Supplement or any other Basic Document requiring the consent of the Secured Parties or Exchange Noteholders, the Administrative Agent will, when directed by the Pledgor, notify the Secured Parties and Exchange Noteholders to request consent and follow its reasonable procedures to obtain consent.

(e) Form; Authorization; Reliance. Each amendment will be in form reasonably satisfactory to the Administrative Agent and the Collateral Agent. The Collateral Agent and the Administrative Agent are authorized to execute each amendment and any other agreements required by such amendment that is entered into in accordance the terms of this Agreement. For any amendment to this Agreement, the Administrative Agent and the Collateral Agent may request, and the Pledgor will deliver, an Opinion of Counsel stating that such amendment is permitted by this Agreement and that all conditions to such amendment have been satisfied.

(f) Collateral Agent and Administrative Agent Not Obligated. Neither the Collateral Agent nor the Administrative Agent is obligated to enter into an amendment that adversely affects their rights, powers, obligations, or liabilities under this Agreement or any Exchange Note Supplement.

(g) Exchange Note Supplements. Secured Parties may from time to time become parties hereto and Secured Parties hereunder by the execution of an Exchange Note Supplement by such additional Secured Parties, the Pledgor, the Collateral Agent and the Administrative Agent.

Section 8.2. Benefit of Agreement. This Agreement is for the benefit of and will be binding on the parties to this Agreement and their permitted successors and assigns. No other Person will have any right or obligation under this Agreement.

Section 8.3. Notices.

(a) Notices to Parties. All notices, requests, demands, consents, waivers or other communications to or from the parties to this Agreement must be in writing and will be considered received by the recipient:

(i) for overnight mail, on delivery or, for registered first class mail, postage prepaid, on the date of delivery to the recipient;

(ii) for a fax, when receipt is confirmed by telephone, reply email or reply fax from the recipient;

(iii) for an email, when receipt is confirmed by telephone or reply email from the recipient; and

(iv) for an electronic posting to a password-protected website to which the recipient has access, on delivery of an email (without the requirement of confirmation of receipt) stating that the electronic posting has been made.

(b) Notice Addresses. A notice, request, direction, consent, waiver or other communication must be addressed to the recipient stated in Schedule A, which address the party may change by notifying the other parties.

(c) Notices to Exchange Noteholders. Notices to an Exchange Noteholder will be considered received by such Exchange Noteholder, for overnight delivery, on delivery or, for registered first class mail, postage prepaid, three days after deposit in the mail properly addressed to such Exchange Noteholder at its address provided in the related Exchange Note Supplement.

Section 8.4. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Section 8.5. Submission to Jurisdiction. The Administrative Agent submits to the nonexclusive jurisdiction of a United States District Court sitting in the Southern District of New York and of a New York State Court for legal proceedings relating to this Agreement or any Exchange Note Supplement. The Administrative Agent irrevocably waives, to the fullest extent permitted by law, any objection that it may now or in the future have to the venue of a proceeding relating to this Agreement or any Exchange Note Supplement brought in such a court and any claim that the proceeding was brought in an inconvenient forum.

Section 8.6. WAIVER OF JURY TRIAL. EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN LEGAL PROCEEDINGS RELATING TO THIS AGREEMENT OR ANY EXCHANGE NOTE SUPPLEMENT.

Section 8.7. No Waiver; Remedies. No party’s failure or delay in exercising a power, right or remedy under this Agreement or any Exchange Note Supplement will operate as a waiver. No single or partial exercise of a power, right or remedy will preclude any other or further exercise of the power, right or remedy or the exercise of any other power, right or remedy. The powers, rights and remedies under this Agreement and any Exchange Note Supplement are in addition to any powers, rights and remedies under law.

Section 8.8. Severability. If a part of this Agreement is held invalid, illegal or unenforceable, then it will be deemed severable from the remaining Agreement and will not affect the validity, legality or enforceability of the remaining Agreement.

Section 8.9. Headings. The headings in this Agreement are included for convenience and will not affect the meaning or interpretation of this Agreement.

Section 8.10. Counterparts. Counterparts and Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. The words “execution”, “signed”, “signature”, and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the UCC.

Section 8.11. Not a Joint Venture. Nothing in this Agreement shall be construed as creating or constituting the relationship of a partnership, joint venture, (or other association of any kind or agent and principal relationship) among any two or more of the parties hereto. Each party shall be deemed to be an independent contractor contracting for services and acting toward the mutual benefits expected to be derived herefrom. No party, unless otherwise specifically provided for herein, has the authority to enter into any contract or create an obligation or liability on behalf of, in the name of, or binding upon another party to this Agreement or any other Basic Document.

Section 8.12. Amendment and Restatement. This Agreement amends and restates in its entirety, as of the date hereof, the Prior Agreement. Notwithstanding the amendment and restatement of the Prior Agreement by this Agreement, the security interest in favor of the Collateral Agent created under the Prior Agreement shall remain in full force and effect as security for the Secured Obligations. This Agreement does not constitute a novation or replacement of the Prior Agreement, but hereby ratifies and reaffirms the Prior Agreement as amended and restated by this Agreement. Upon the effectiveness of this Agreement, each reference to the Prior Agreement in any other document, instrument or agreement shall mean and be a reference to this Agreement. Nothing contained herein, unless expressly herein stated to the contrary, is intended to amend, modify or otherwise affect any other instrument, document or agreement executed and/or delivered in connection with the Prior Agreement.

Section 8.13. Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust, National Association, not individually or personally but solely as Trustee of the Trust under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, warranties, undertakings and agreements herein made on the part of either the Trustee or the Trust is made and intended not as personal representations, undertakings and agreements by Wilmington Trust, National Association but is made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) Wilmington Trust, National Association has made no investigation as to the accuracy or completeness of any representations and warranties made by the Trust or any other party in this Agreement, and (e) under no circumstances shall Wilmington Trust, National Association be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trustee or the Trust under this Agreement.

[Remainder of Page Left Blank]

EXECUTED BY:

SFS LEASING, LTD., as Pledgor

By:	WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee

By:	/s/ Julie Linian
Name: Julia Linian
Title: Vice President

[Signature Page to Collateral Agency and Security Agreement]

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Administrative Agent

By:	/s/ Christopher J. Nuxoll
Name: Christopher J. Nuxoll
Title: Vice President

SFS LIEN AGENT, LLC, as Collateral Agent

By:	/s/ Christopher J. Nuxoll
Name: Christopher J. Nuxoll
Title: Vice President

[Signature Page to Collateral Agency and Security Agreement]

Schedule A

Notice Addresses

1.	If to the Pledgor:

SFS Leasing, Ltd.

5757 Woodway Drive, Suite 400

Houston, TX 77057

Attention: Andrew Lax

Tel No.: 713-273-5261

Email Address: andrew.lax@stellantis-fs.com

2.	If to the Administrative Agent:

190 S. LaSalle Street, 7th Floor

Chicago, Illinois 60603

3.	If to the Collateral Agent:

190 S. LaSalle Street, 7th Floor

Chicago, Illinois 60603

4.	If to Stellantis Financial:

Stellantis Financial Services, Inc.

5757 Woodway Drive, Suite 400

Houston, TX 77057

Attention: Andrew Lax

Tel No.: 713-273-5261

Email Address: andrew.lax@stellantis-fs.com

SA-1

Appendix A to the

Collateral Agency and Security Agreement

Usage and Definitions

Usage

The following usage rules apply to this Appendix, each document that incorporates this Appendix and any document delivered under any such document:

(a) The term “document” includes any document, agreement, instrument, certificate, notice, report, statement or other writing, whether in electronic or physical form.

(b) Accounting terms not defined or not completely defined in this Appendix will have the meanings given to them under generally accepted accounting principles, international financial reporting standards or other applicable accounting principles in effect in the United States on the date of the document that incorporates this Appendix.

(c) References to “Article,” “Section,” “Exhibit,” “Schedule,” “Appendix” or another subdivision of or to an attachment are, unless otherwise stated, to an article, section, exhibit, schedule, appendix or subdivision of or an attachment to the document in which the reference appears.

(d) Any document defined or referred to in this Appendix or in any document that incorporates this Appendix means the document as amended, modified, supplemented, restated or replaced, including by waiver or consent, and includes all attachments to and instruments incorporated in the document.

(e) Any statute defined or referred to in this Appendix or in any document that incorporates this Appendix means the statute as amended, modified, supplemented, restated or replaced, including by succession of comparable successor statute, and includes any rules and regulations promulgated under the statute and any judicial and administrative interpretations of the statute.

(f) References to “law” or “applicable law” in this Appendix or in any document that incorporates this Appendix include all rules and regulations enacted under such law.

(g) The calculation of any amount will be determined as of the open of business on that day before the application or processing of any funds, payments and other transactions on that day. The calculation of any amount for any other day will be determined, unless otherwise stated, as of the close of business on that day after the application or processing of any funds, payments and other transactions on that day.

(h) References to deposits, transfers and payments of any funds refer to deposits, transfers or payments of such funds in immediately available funds.

(i) The terms defined in this Appendix apply to the singular and plural forms of those terms.

(j) The term “including” means “including without limitation.”

(k) References to a Person are also to its permitted successors and assigns, whether in its individual or representative capacity.

(l) In the computation of periods of time from one date to or through a later date, the word “from” means “from and including,” the word “to” means “to but excluding” and the word “through” means “to and including.”

(m) Except where “not less than zero” or similar language is indicated, amounts determined by reference to a mathematical formula may be positive or negative.

(n) References to a month, quarter or year are, unless otherwise stated, to a calendar month, calendar quarter or calendar year, respectively.

(o) No Person will be deemed to have “knowledge” of a particular event or occurrence for purposes of any document that incorporates this Appendix, unless either (i) a Responsible Person of the Person has knowledge of the event or occurrence or (ii) the Person has received notice of the event or occurrence according to any Basic Document.

Definitions

“Administrative Agent” means U.S. Bank, not in its individual capacity but solely as Administrative Agent under the Collateral Agency and Security Agreement.

“Affiliate” means, for a specified Person, another Person directly or indirectly controlling, controlled by, or under direct or indirect common control with the specified Person and, when used in connection with the Pledgor, Stellantis Financial or any Financing Debtor, shall include any member of the SFS ERISA Group. For the purposes of this definition, “control” when used with respect to a Person means the power to direct the management and policies of the Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Applicable” means, with respect to any Secured Obligations, Secured Party, Financing Debtor, Financing Documents or Reference Pool, the Secured Obligations, Secured Party, Financing Debtor, Financing Documents or Reference Pool identified with respect thereto in any Exchange Note Supplement.

“Bankruptcy Code” means the United States Bankruptcy Code, Title 11 of the United States Code.

“Basic Documents” means:

(a) the Collateral Agency and Security Agreement;

(b) the Servicing Agreement;

(c) the Collateral Agent Administration Agreement;

(d) the Pledgor Trust Agreement; and

(e) the SFS Lien Agent LLC Agreement.

“Beneficiary” means each Exchange Note Secured Party that is a beneficiary of any Pledgor Guaranty.

“Business Day” means a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York, or Houston, Texas or Chicago, Illinois are authorized or obligated by law or executive order to close.

“Certificate of Title” means, with respect to a Leased Vehicle, (i) the original certificate of title relating thereto, or copies of correspondence to the applicable Registrar of Titles, and all enclosures thereto, for issuance of the original certificate of title or (ii) if the applicable Registrar of Titles issues a letter or other form of evidence of lien in lieu of a certificate of title (including electronic titling), the original lien entry letter or form or copies of correspondence to such applicable Registrar of Titles, and all enclosures thereto, for issuance of the original lien entry letter or form. For Leased Vehicles registered in states that issue confirmation of the lienholder’s interest electronically, the “Certificate of Title” may consist of an electronic Certificate of Title.

“Closing Date” means September 21, 2022

“Code” means the Internal Revenue Code of 1986.

“Collateral Agency and Security Agreement” means the Collateral Agency and Security Agreement, dated as of the Closing Date, among the Pledgor, U.S. Bank, as Administrative Agent, SFS Lien Agent, LLC, as Collateral Agent, the Secured Parties from time to time party thereto as supplemented by Exchange Note Supplements thereto.

“Collateral Agent” means SFS Lien Agent, LLC, as Collateral Agent under this Agreement.

“Collateral Agent Sub-Administrator” means Stellantis Financial, as Collateral Agent Sub-Administrator under the Collateral Agent Sub-Administration Agreement.

“Collateral Agent Sub-Administration Agreement” means the Administration Agreement, dated as of the Closing Date, between the Collateral Agent, the Administrative Agent and the Collateral Agent Administrator.

“Collections” means, unless otherwise stated in the related Exchange Note Supplement, all amounts applied on the Leases and Leased Vehicles, including all amounts applied from the Lessees on the related Leases and all amounts applied that relate to the sale or other disposition of the related Leased Vehicles, but shall not include (i) supplemental servicing fees, (ii)

payments allocable to sales, use or other taxes, (iii) payments allocable to fines for parking violations incurred by any end user but assessed to the Pledgor as the owner of the related Vehicle, (iv) rebates of premiums with respect to the cancellation of any insurance policy or service contract and (v) all pull-ahead amounts with respect to any Lease.

“Corporate Trust Office” means, for the Administrative Agent:

U.S. Bank National Association

190 South LaSalle Street, 7th Floor

Chicago, Illinois 60603

Fax: (312) 332-7996

Telephone: (312) 332-7496

or, in each case, at another address designated by that Person by notice to the Pledgor and each Exchange Noteholder.

“Dealer” means, for a Lease, the dealer who originated and assigned the Lease to a Pledgor.

“Dealer Recourse” means, for a Lease or Leased Vehicle, all rights against the originating Dealer.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Exchange Note” has the meaning stated in Section 3.1(a) of this Agreement.

“Exchange Note Balance” means, with respect to any Exchange Note on any date of determination, the outstanding principal amount of such Exchange Note on such date.

“Exchange Note Event of Default” has the meaning stated in Section 5.1 of this Agreement.

“Exchange Note Interest Rate” means, with respect to any Exchange Note, the fixed rate or floating rate specified in the related Exchange Note Supplement.

“Exchange Note Issuance Date” means the date on which an Exchange Note is issued in accordance with Article III of this Agreement.

“Exchange Note Redemption Date” means, for an Exchange Note, the date on which the redemption of the Exchange Note is to occur under the related Exchange Note Supplement.

“Exchange Note Secured Parties” means one or more pledgees of the Exchange Note Holder identified as “Exchange Note Secured Parties” in the related Exchange Note Supplement.

“Exchange Note Supplement” has the meaning stated in Section 3.1(a) of this Agreement.

“Exchange Noteholder” means the Person listed as the holder on an Exchange Note.

“Financing” means (i) a financing transaction of any sort undertaken by Stellantis Financial, any Affiliate thereof or a special purpose entity or any leasing transaction entered into by Stellantis Financial, any Affiliate thereof or a special purpose entity as lessor or lessee, which is, in any case, secured by or payable from, directly or indirectly, assets of the Pledgor, or any interest therein or (iii) any other asset securitization, sale-leaseback, secured loan or similar transaction involving assets of the Pledgor, any beneficial interest therein or in the Pledgor or any Exchange Note issued by Pledgor.

“Financing Debtor” means, in connection with any Financing, the borrower, the issuer of any debt securities or similar party under the related Financing Documents (which Person may be an Exchange Noteholder).

“Financing Documents” means the definitive documents evidencing a Financing.

“Indemnified Person” has (a) for the Collateral Agency and Security Agreement, the meaning stated in Section 6.6(c) of this Agreement and (b) for the Collateral Agent Sub-Administration Agreement, the meaning stated in Section 3.3(a) of the Collateral Agent Sub-Administration Agreement.

“Insolvency Event” means, for a Person, (a) the making of a general assignment for the benefit of creditors, (b) the filing of a voluntary petition in bankruptcy, (c) being adjudged bankrupt or insolvent, or having had entered against the Person an order for relief in any bankruptcy or insolvency proceeding, (d) the filing by the Person of a petition or answer seeking reorganization, liquidation, dissolution or similar relief under any law, (e) seeking, consenting to or acquiescing in the appointment of a trustee, liquidator, receiver or similar official of the Person or of all or any substantial part of the Person’s assets, (f) the failure to obtain dismissal or a stay within 60 days of the start of or the filing by the Person of an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Person in any proceeding against the Person seeking (i) reorganization, liquidation, dissolution or similar relief under any law or (ii) the appointment of a trustee, liquidator, receiver or similar official of the Person or of all or any substantial part of the Person’s assets or (g) the failure by the Person generally to pay its debts as they become due.

“Investment Company Act” means the Investment Company Act of 1940.

“IRS” means the Internal Revenue Service.

“Lease” means a lease agreement for a motor vehicle entered into between a Lessee and a Dealer and assigned by the Dealer to the Pledgor.

“Lease File” has the meaning stated in the Servicing Agreement.

“Leased Vehicle” means a motor vehicle, together with all attached items or accessories, subject to a Lease.

“Lessee” means the lessee of a Leased Vehicle under a Lease or any other Person who is obligated to make payments on the Lease.

“Lien” means a security interest, lien, charge, pledge, equity or encumbrance.

“Moody’s” means Moody’s Investors Service, Inc.

“Officer’s Certificate” means, for a Person, a certificate signed by any officer of the Person.

“Opinion of Counsel” means a written opinion of counsel, that is in form and substance reasonably satisfactory to the party or parties to whom it is delivered.

“Other Pledgor Assets” has the meaning stated in Section 7.4(a)(ii) of this Agreement.

“Other Pledgor Liabilities” has the meaning stated in Section 7.4(b) of this Agreement.

“Outstanding” means, for the Exchange Notes as of any date, all Exchange Notes authenticated and delivered under an Exchange Note Supplement on or before that date except (a) Exchange Notes that has been cancelled, (b) Exchange Notes for which an amount necessary to pay the Exchange Note has been deposited with the Administrative Agent for the related Exchange Noteholder and, if the Exchange Note is to be redeemed, notice of the redemption has been given under the Exchange Note Supplement and (c) Exchange Notes in exchange for or in place of which another Exchange Note has been authenticated and delivered under the Collateral Agency and Security Agreement unless proof satisfactory to the Administrative Agent is presented that the Exchange Note is held by a bona fide purchaser.

“Permitted Lien” means, for a Lease or Leased Vehicle, (a) a tax lien, mechanics’ lien or lien that attaches to a Lease or Leased Vehicle by operation of law and resulting solely from an action or omission of the related Lessee and (b) the Lien of the Collateral Agent under the Collateral Agency and Security Agreement.

“Person” means a legal person, including a corporation, natural person, joint venture, limited liability company, partnership, trust, business trust, association, government, a department or agency of a government or any other entity.

“Pledgor” means SFS Leasing, Ltd, a Delaware statutory trust.

“Pledgor Collateral” means (a) the Leases, (b) the Leased Vehicles, (c) all Collections on the Leases and the Leased Vehicles, (d) rights to receive proceeds from claims on insurance companies for insurance covering the Leased Vehicle or Lessee, (e) Dealer Recourse for the Leases, (f) the Lease Files, (g) all present and future claims, demands, causes of action and choses in action relating to the property described above and (h) all payments on or under and proceeds of the property described above.

“Pledgor Guaranty” has the meaning stated in Section 3.10 of this Agreement.

“Pledgor Trust Agreement” means the Trust Agreement of the Pledgor or similar constituent document, as the same may be amended and restated from time to time.

“Portfolio Servicing Agreement Supplement” has the meaning stated in the Servicing Agreement.

“Proceeding” means a suit in equity, action at law or other judicial or administrative proceeding.

“QIB” has the meaning stated in Section 3.4(f)(ii) of this Agreement.

“Reference Pool” has the meaning stated in Section 3.1(b) of this Agreement.

“Reference Pool Servicer Termination Event” means the occurrence of any event under the Applicable Financing Documents that permits the Applicable Secured Parties to terminate or replace Stellantis Financial as servicer thereunder.

“Responsible Person”:

(a) for the Pledgor, means the individuals designated as such from time to time;

(b) for the Collateral Agent Sub-Administrator, means the individuals designated by the Collateral Agent Administrator under Section 2.7 of the Collateral Agent Sub-Administration Agreement; and

(c) for the Administrative Agent and the Collateral Agent, means an officer in the Corporate Trust Office, including a president, vice president, assistant vice president, secretary, assistant secretary or another officer customarily performing functions similar to those performed by the officers listed above, having direct responsibility for the administration of the Collateral Agency and Security Agreement and, for a particular matter, any officer to whom the matter is referred because of the officer’s knowledge of and familiarity with the particular subject.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Information” has the meaning stated in Section 3.4(g) of this Agreement.

“Schedule of Reference Pool Assets” means the Schedule of Reference Pool Assets relating to each Exchange Note Supplement.

“Secured Obligations” means, with respect to a Secured Party, (i) the payment of the secured obligations set forth in the applicable Exchange Note Supplement or Pledgor Guaranty, if any, and (ii) the compliance by Pledgor with its obligations under this Agreement for the benefit of such Secured Party. In the case of an Exchange Noteholder, the “Secured Obligations” includes the payment of interest on, principal of and any other amounts owing on the applicable Exchange Note as stated in this Agreement and the applicable Exchange Note Supplement.

“Secured Party” means (i) with respect to any Exchange Note, (a) the Exchange Note Holder or (b) if any Secured Obligations are outstanding under such Exchange Note, the Exchange Note Secured Parties with respect to the applicable Pledgor Collateral specified in such Exchange Note Supplement and (ii) with respect to any with respect to any Pledgor Guaranty, the Beneficiaries thereof with respect to the applicable Pledgor Collateral specified in such Pledgor Guaranty.

“Securities Act” means the Securities Act of 1933.

“Servicer” means Stellantis Financial, as servicer for the Leases and Leased Vehicles under the Servicing Agreement.

“Servicing Agreement” means any Servicing Agreement, to be entered into by the Pledgor, and Stellantis Financial, as Servicer, as supplemented by each Portfolio Servicing Agreement Supplement, relating to the servicing of the Leases and Leased Vehicles.

“SFS ERISA Group” means, at any time, Stellantis Financial and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with Stellantis Financial, are treated as a single employer under Section 414(b) and (c) of the Code and Section 4001(a)(14) of ERISA.

“SFS Lien Agent LLC Agreement” means the Limited Liability Company Agreement of SFS Lien Agent, LLC, dated as of September 13, 2022, by U.S. Bank, as Member.

“Similar Law” means a federal, State, local or non-U.S. law or regulation that is substantially similar to Title I of ERISA or Section 4975 of the Code.

“Standard & Poor’s” and “S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor thereto that is a nationally recognized statistical rating organization.

“State” means a state or commonwealth of the United States or the District of Columbia.

“Stellantis Financial” means Stellantis Financial Services, Inc., a Texas corporation.

“Transfer” has the meaning stated in Section 3.4(f)(ii) of this Agreement.

“UCC” means the Uniform Commercial Code as in effect in any relevant jurisdiction.

“U.S. Bank” means U.S. Bank National Association, a national banking association.

“UTI Portfolio” has the meaning stated in the Pledgor Trust Agreement.